Exhibit 99.CERT

                                 CERTIFICATIONS

I,  Leslie  O.  Parker  III,  certify  that:

1.     I  have  reviewed  this  report  on Form N-CSR of PC&J Preservation Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.


Date:     February  27,  2003
          -------------------
/  s  /

Leslie  O.  Parker  III
President





I,  Kathleen  Carlson,  certify  that:

1.     I  have  reviewed  this  report  on Form N-CSR of PC&J Preservation Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.


Date:     February  27,  2003
          -------------------
/  s  /

Kathleen  Carlson
Treasurer